CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 9, 1995, with respect to the consolidated financial statements and the related financial statement schedules of The Life Insurance Company of Virginia and subsidiaries and the Life of Virginia Separate Account 4, in Amendment No. 14 to the Registration
Statement under the Securities Act of 1933 (Form N-4 No. 33-17428) of the Life of Virginia Separate Account 4, and in Amendment No. 10 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5343), for the registration of an indefinite amount of securities.

                                                      ERNST & YOUNG LLP

Richmond, Virginia
September 28, 1995